UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)               February 21, 2008

                                 EMCOR Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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                 (State or Other Jurisdiction of Incorporation)

        1-8267                                           11-2125338
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)



     301 Merritt Seven, Norwalk, CT                       06851
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(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
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              (Registrant's Telephone Number, Including Area Code)

                                     N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On February 21, 2008, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2007 fourth quarter ended December 31, 2007. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on February 21, 2008 disclosing results of operations for its fiscal 2007 fourth quarter ended December 31, 2007.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMCOR Group, Inc.


Dated:  February 21, 2008                         By:    /s/ Frank T. MacInnis
                                                  ---------------------------
                                                       Frank T. MacInnis
                                                    Chairman of the Board of
                                                      Directors and Chief
                                                       Executive Officer

                                                                    Exhibit 99.1

                               FOR:               EMCOR GROUP, INC.

                               CONTACT:  R. Kevin Matz
                                         Executive Vice President
                                         Shared Services
                                         (203) 849-7938

                                         FD
                                         Investors: Eric Boyriven - 212-850-5600
                                         Linden Alschuler & Kaplan, Inc.
                                         Media: Josh Epstein - 212-575-4545


            EMCOR GROUP, INC. REPORTS RECORD FOURTH QUARTER RESULTS
   - Revenues and Operating Income Increase 31.2% and 104.3%, Respectively -
                       - 2007 EPS Reaches Record $1.90 -

NORWALK, CONNECTICUT, February 21, 2008 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and full year ended December 31, 2007. The Company's financial results for prior year periods have been adjusted to reflect its 2-for-1 stock split, effective July 9, 2007.

For the 2007 fourth quarter, the Company reported net income of $50.3 million, or $0.75 per diluted share, an increase of 25.2% over net income of $40.2 million, or $0.61 per diluted share, in the fourth quarter of 2006. Excluding income from discontinued operations of $0.2 million, or $0.00 per diluted share, income from continuing operations for the fourth quarter of 2007 was $50.1 million, or $0.75 per diluted share. Excluding income from discontinued operations of $0.5 million, or $0.01 per diluted share, 2006 fourth quarter income from continuing operations was $39.7 million, or $0.60 per diluted share.

Also included in the Company's 2006 fourth quarter results were restructuring expenses before tax of $1.0 million, or $0.02 per diluted share after tax, and an income tax benefit resulting from the reversal of valuation allowances and the reversal of income tax reserves of $14.2 million, or $0.21 per diluted share, as previously announced.

Revenues for the 2007 fourth quarter were $1.77 billion, an increase of 31.2% from revenues of $1.35 billion in the fourth quarter of last year. Organic revenue growth in the fourth quarter of 2007 was 21.9%.

For the 2007 fourth quarter, operating income was $86.1 million compared to operating income of $42.1 million in the 2006 fourth quarter, an increase of 104.3%. Operating income as a percentage of revenues rose to 4.9% in the 2007 fourth quarter from 3.1% in the year ago period. Fourth quarter 2007 selling, general and administrative (SG&A) expenses were $153.9 million, compared with $123.8 million a year ago. As a percentage of revenues, SG&A expenses declined to 8.7% in the fourth quarter of 2007 from 9.2% in the fourth quarter of 2006.

EMCOR Reports Record Fourth Quarter Results                               Page 2

At December 31, 2007 contract backlog reached a record $4.49 billion, an increase of 28.4% over contract backlog of $3.50 billion at December 31, 2007. Organic backlog growth, excluding the contribution from acquisitions made in 2007, was 23.8%.

Income from continuing operations for the 2007 full-year period increased 45.2% to $124.0 million, or $1.86 per diluted share, from $85.4 million, or $1.30 per diluted share, a year ago.

For the 2007 full year period, the Company reported net income of $126.8 million, or $1.90 per diluted share, which includes income from discontinued operations of $2.8 million, or $0.04 per diluted share, and pre-tax restructuring expenses of $0.3 million, or $0.01 per share after-tax.

Net income for the 2006 full-year period was $86.6 million, or $1.32 per diluted share, which includes pre-tax restructuring expenses of $1.6 million, or $0.02 per diluted share after tax, income from discontinued operations of $1.2 million, or $0.02 per diluted share, and an income tax benefit resulting from the reversal of valuation allowances and the reversal of income tax reserves of $14.2 million, or $0.21 per diluted share. If the 2006 income tax benefits of $14.2 million were excluded from 2006 net income, which the Company believes better reflects year to year comparability, earnings per share from continuing operations for the 2006 full year period would have been $1.09.

For the 2007 full-year period, revenues rose 20.9% to $5.93 billion from $4.90 billion in 2006. Organic revenue growth (excluding acquisitions made in 2007) for the 2007 full-year period was 14.8%.

Operating income for the 2007 full-year period was $199.8 million, or 3.4% of revenues, an increase of 78.8% over operating income of $111.8 million a year ago. SG&A expenses for the 2007 full-year period were $502.7 million, or 8.5% of revenues, versus $439.0 million, or 9.0% of revenues, in 2006.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "The fourth quarter was an emphatic conclusion to the most successful year in EMCOR history and was, in fact, our 50th consecutive profitable quarter. Our strong performance across North America continued, as a result of approximately 21.9% organic revenue growth during the quarter, while our commitment to cost containment helped to generate further expansion of our operating margins.
Demand for our services remains robust across the markets we serve, and as a result we have been able to increase backlog levels in tandem with record revenue generation. Cash flow from operations of $259 million allowed us to repay $75 million of acquisition-related debt while maintaining one of the strongest balance sheets in the Company's history. Given our financial strength, we have the flexibility to adapt to changes in market conditions and to make investments to achieve our strategic goals."

EMCOR Reports Record Fourth Quarter Results                               Page 3

Mr. MacInnis concluded, "We enter 2008 with strong momentum and excellent prospects for growth. Our backlog contains a solid mix of short, medium and long-term contracts including some of the most prominent customers and projects in the country, providing us with solid revenue visibility. The integration of our recent strategic acquisitions is progressing very well, and we continue to build our presence in growth markets, such as oil and gas, healthcare and transportation, that are either independent of or countercyclical to broader economic trends. Our presence in these markets, combined with the substantial growth of our facilities services business over the past few years and our financial strength, means that EMCOR Group is better positioned than ever to perform well and to benefit from the diversity of our markets, services and geographies. It is this diversity that will continue to yield stability and increased performance over time."

The Company noted that, based on current market conditions and the makeup of its backlog, it expects to generate revenues for the 2008 full-year period of between $6.3 billion and $6.5 billion, and diluted earnings per share for 2008 of $2.08 to $2.28.

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's fourth quarter conference call will be available live via Internet broadcast today, Thursday, February 21, at 10:30 AM Eastern Standard Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.


     This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2007 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.



                           - FINANCIAL TABLES FOLLOW -

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 (Unaudited)
                                          For the Three Months Ended      For the Twelve Months Ended
                                                 December 31,                     December 31,
                                             2007            2006           2007              2006
                                             ----            ----           ----              ----

   Revenues                               $1,767,633      $1,347,448      $5,927,152       $4,901,783
   Cost of sales                           1,527,334       1,180,496       5,224,330        4,349,383
                                          ----------      ----------      ----------       ----------
   Gross profit                              240,299         166,952         702,822          552,400
   Selling, general and
      administrative expenses                153,943         123,788         502,654          439,006
   Restructuring expenses                        250           1,018             343            1,622
                                          ----------      ----------      ----------       ----------

   Operating income                           86,106          42,146         199,825          111,772
   Interest (expense) income, net             (3,681)          1,702           3,975            3,894
   Minority interest                              (5)           (733)         (2,051)          (1,071)
                                          ----------      ----------      ----------       ----------

   Income from continuing
      operations before income taxes          82,420          43,115         201,749          114,595
   Income tax provision                       32,336           3,405          77,706           29,195
                                          ----------      ----------      ----------       ----------

   Income from continuing
      operations                              50,084          39,710         124,043           85,400
   Income from discontinued
      operations, net of income taxes            246             497           2,765            1,234
                                          ----------      ----------      ----------       ----------

   Net income                             $   50,330      $   40,207      $  126,808       $   86,634
                                          ==========      ==========      ==========       ==========

   Basic earnings per share -
      continuing operations               $     0.77      $     0.62      $     1.93       $     1.35
   Basic earnings per share -
      discontinued operations                   0.00            0.01            0.04             0.02
                                          ----------      ----------      ----------       ----------
                                          $     0.77      $     0.63      $     1.97       $     1.37
                                          ==========      ==========      ==========       ==========

   Diluted earnings per share -
      continuing operations               $     0.75      $     0.60      $     1.86       $     1.30
   Diluted earnings per share -
      discontinued operations                   0.00            0.01            0.04             0.02
                                          ----------      ----------      ----------       ----------
                                          $     0.75      $     0.61      $     1.90       $     1.32
                                          ==========      ==========      ==========       ==========

   Weighted average shares of
      Common stock outstanding:
        Basic                             65,093,750      63,686,487      64,431,471       63,215,431
        Diluted                           67,051,600      66,167,921      66,731,936       65,480,393

                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                December 31, December 31,
                                                                                    2007         2006
                                                                                ------------ ------------
   ASSETS
   Current assets:

   Cash and cash equivalents                                                    $  251,637   $  273,735
   Accounts receivable, net                                                      1,430,052    1,184,418
   Costs and estimated earnings in excess of billings
     on uncompleted contracts                                                      144,919      147,848
   Inventories                                                                      52,247       18,015
   Prepaid expenses and other                                                       56,935       38,397
                                                                                ----------   ----------
     Total current assets                                                        1,935,790    1,662,413

   Investments, notes and other long-term receivables                               22,669       29,630
   Property, plant & equipment, net                                                 83,963       52,780
   Goodwill                                                                        563,918      288,165
   Identifiable intangible assets, net                                             252,146       38,251
   Other assets                                                                     13,157       17,784
                                                                                ----------   ----------
   Total assets                                                                 $2,871,643   $2,089,023
                                                                                ==========   ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Borrowings under working capital credit line                                 $       --   $       --
   Current maturities of long-term debt and capital
     lease obligations                                                               3,791          659
   Accounts payable                                                                537,314      496,407
   Billings in excess of costs and estimated earnings
     on uncompleted contracts                                                      572,431      412,069
   Accrued payroll and benefits                                                    211,849      177,490
   Other accrued expenses and liabilities                                          188,838      121,723
                                                                                ----------   ----------
     Total current liabilities                                                   1,514,223    1,208,348

   Long-term debt and capital lease obligations                                    223,453        1,239
   Other long-term obligations                                                     248,926      169,127
   Total stockholders' equity                                                      885,041      710,309
                                                                                ----------   ----------
   Total liabilities and stockholders' equity                                   $2,871,643   $2,089,023
                                                                                ==========   ==========

                               EMCOR GROUP, INC.
          COMPUTATION OF ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS
             (In thousands, except share and per share information)
                                   (Unaudited)

                                                            For the Year Ended December 31, 2006
                                                     --------------------------------------------------
                                                                  Adjustments  Adjustments      As
                                                     As Reported      (1)          (2)       Adjusted
                                                     -----------  -----------  -----------  -----------

Revenues                                             $ 4,901,783                            $ 4,901,783
Cost of sales                                          4,349,383                              4,349,383
                                                     -----------  -----------  -----------  -----------
Gross profit                                             552,400                                552,400
Selling, general and administrative expenses             439,006                                439,006
Restructuring expenses                                     1,622                                  1,622
                                                     -----------  -----------  -----------  -----------
Operating income                                         111,772                                111,772
Interest income, net                                       3,894                                  3,894
Minority interest                                         (1,071)                                (1,071)
                                                     -----------  -----------  -----------  -----------
Income from continuing operations
   before income taxes                                   114,595                                114,595
Income tax provision                                      29,195       12,335        1,881       43,411
                                                     -----------  -----------  -----------  -----------
Income from continuing operations                         85,400      (12,335)      (1,881)      71,184
Income from discontinued operations, net of
   income taxes                                            1,234                                  1,234
                                                     -----------  -----------  -----------  -----------
Net income                                           $    86,634  $   (12,335) $    (1,881) $    72,418
                                                     ===========  ===========  ===========  ===========

Diluted earnings per share - continuing
   operations                                        $      1.30                            $      1.09
Diluted earnings per share - discontinued
   operations                                        $      0.02                            $      0.02

Outstanding shares - diluted                          65,480,393                             65,480,393

(1) The adjustment represents the exclusion of an income tax benefit related to the reversal of certain valuation allowances.

(2) The adjustment represents the exclusion of income tax benefits related to the reversal of tax reserves no longer required.

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